Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
PETER J. CONNER, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Reports Record 2019 Net Income
Highlights in Fourth Quarter of 2019 included
Strong Organic Loan and Core Deposit Growth and Completion of AltaPacific Bancorp Acquisition

Walla Walla, WA - January 23, 2020 - Banner Corporation (NASDAQ GSM: BANR) ("Banner"), the parent company of Banner Bank and Islanders Bank, today reported record 2019 net income, which increased 7% to $146.3 million, or $4.18 per diluted share, compared to $136.5 million, or $4.15 per diluted share, in 2018.  In the fourth quarter of 2019, net income totaled $33.7 million, or $0.95 per diluted share, compared to $39.6 million, or $1.15 per diluted share, in the preceding quarter and $37.5 million, or $1.09 per diluted share, in the fourth quarter of 2018.  Fourth quarter of 2019 results include $4.4 million of acquisition-related expenses, compared to $676,000 of acquisition-related expenses in the preceding quarter and $4.6 million in the fourth quarter of 2018.  The 2019 results include $7.5 million of acquisition-related expenses compared to $5.6 million of acquisition-related expenses for 2018.
“Banner’s record 2019 operating results reflect the continued execution of our super community bank strategy.  We are generating new client relationships and adding to our core funding position by growing core deposits while maintaining a moderate risk profile,” stated Mark J. Grescovich, President and Chief Executive Officer.  “During the fourth quarter, we announced the completion of the merger with AltaPacific Bancorp.  This combination is a complementary fit, both strategically and culturally, and provides scale to our California franchise with attractive core deposits and strong commercial banking relationships.”
At December 31, 2019, Banner Corporation had $12.61 billion in assets, $9.21 billion in net loans and $10.05 billion in deposits.  Banner operates 178 branch offices, including branches located in eight of the top 20 largest western Metropolitan Statistical Areas by population.
Fourth Quarter 2019 Highlights
•	Revenues increased 2% to $139.8 million, compared to $137.5 million in the preceding quarter and increased nominally compared to $138.5 million in the fourth quarter a year ago.
•	Net interest income, before the provision for loan losses, was $119.5 million, compared to $116.6 million in the preceding quarter and $117.5 million in the fourth quarter a year ago.
•	Net interest margin was 4.20%, compared to 4.25% in the preceding quarter and 4.47% in the fourth quarter a year ago.
•	Mortgage banking revenues were $6.2 million, compared to $6.6 million in the preceding quarter and increased 4% compared to $6.0 million in the fourth quarter a year ago.
•	Return on average assets was 1.07% compared to 1.31% in the preceding quarter and 1.32% in the fourth quarter a year ago.
•	Net loans receivable increased 5% to $9.20 billion at December 31, 2019, compared to $8.74 billion at September 30, 2019, and increased 7% when compared to $8.59 billion at December 31, 2018.
•
Non-performing assets increased to $40.5 million, or 0.32% of total assets, at December 31, 2019, compared to $18.6 million, or 0.15% of total assets in the preceding quarter, and $18.9 million, or 0.16% of total assets, at December 31, 2018.

•	Provision for loan losses was $4.0 million, and the allowance for loan losses was $100.6 million, or 1.08% of total loans receivable, as of December 31, 2019.
•
Core deposits increased 5% to $8.93 billion at December 31, 2019, compared to $8.51 billion at September 30, 2019 and increased 10% compared to $8.16 billion a year ago.  Core deposits represented 89% of total deposits at December 31, 2019.

•	Dividends to shareholders were $1.41 per share in the quarter ended December 31, 2019, including a $0.41 regular quarterly dividend and a $1.00 special cash dividend.
•	Common shareholders’ equity per share decreased slightly to $44.59 at December 31, 2019, compared to $44.80 at the preceding quarter end and increased 6% from $42.03 a year ago.
•	Tangible common shareholders' equity per share* decreased 2% to $33.33 at December 31, 2019, compared to $34.10 at the preceding quarter end and increased 6% from $31.45 a year ago.

BANR Fourth Quarter 2019 Results
January 23, 2020

*Tangible common shareholders' equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets, net), and references to adjusted revenue (which excludes fair value adjustments and net gain (loss) on the sale of securities from the total of net interest income before provision for loan losses and non-interest income) and the adjusted efficiency ratio (which excludes acquisition-related expenses, amortization of core deposit intangibles, real estate owned gain (loss), FHLB prepayment penalties and state/municipal taxes from non-interest expense divided by adjusted revenue) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.
Certain reclassifications have been made to the 2018 Consolidated Financial Statements and/or schedules to conform to the 2019 presentation.  These reclassifications have affected certain line items and ratios for the prior periods but have not changed net income or shareholders’ equity for those periods.  The effect of these reclassifications is considered immaterial.
Significant Recent Initiatives and Events
On November 1, 2019, Banner completed the acquisition of AltaPacific Bancorp (“AltaPacific”) and its wholly-owned subsidiary, AltaPacific Bank, of Santa Rosa, California.  At closing AltaPacific Bank had six branch locations, including one in Northern California, and five in Southern California.  Pursuant to the previously announced terms, AltaPacific shareholders received 0.2712 shares of Banner common stock in exchange for each share of AltaPacific common stock, plus cash in lieu of any fractional shares and cash to buyout AltaPacific stock options for a total consideration paid of $87.6 million.
The AltaPacific merger was accounted for using the acquisition method of accounting.  Accordingly, the assets (including identifiable intangible assets) and the liabilities of AltaPacific were measured at their respective estimated fair values as of the merger date.  The excess of the purchase price over the fair value of the net assets acquired was attributed to goodwill.  The fair value on the merger date represents management's best estimates based on available information and facts and circumstances in existence on the merger date.  The acquisition accounting is subject to adjustment within a measurement period of one year from the acquisition date.  The acquisition provided $426.6 million of assets, $332.4 million of loans, and $313.4 million of deposits to Banner.
Adoption of New Accounting Standard
In June 2016, Financial Accounting Standards Board issued Accounting Standard Update No. 2016-13, Measurement of Credit Losses on Financial Instruments (ASU 2016-13).  Currently GAAP requires an “incurred loss” methodology for recognizing credit losses that delays recognition until it is probable a loss has been incurred.  The main objective of ASU 2016-13 is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date.  ASU 2016-13 became effective for Banner on January 1, 2020.  Banner is in the process of finalizing the adoption of ASU 2016-13.
Based on the initial December 31, 2019 model results Banner estimates the adoption of ASU No. 2016-13 will result in a combined increase to its Allowance for Credit Loss and Reserve for Unfunded Commitments of 10% to 20%.  The increase will be recorded as an adjustment to equity as of the adoption date.

Income Statement Review
Banner's net interest margin was 4.20% for the fourth quarter of 2019, a five basis-point decrease compared to 4.25% in the preceding quarter and a 27 basis-point decrease compared to 4.47% in the fourth quarter a year ago.  The decrease in net interest margin during the quarter primarily reflects lower yields on average interest-earning assets largely as a result of three 25 basis point decreases by the Federal Reserve in the targeted Fed Funds Rate in the third and fourth quarter coupled with a longer-term decline in the 10-year treasury yield.  Acquisition accounting adjustments added eight basis points to the net interest margin in the current quarter compared to six basis points in the preceding quarter and 12 basis points in the fourth quarter a year ago.  The total purchase discount for acquired loans was $25.0 million at December 31, 2019, compared to $21.3 million at September 30, 2019, and $25.7 million at December 31, 2018.  For the year ended December 31, 2019, Banner’s net interest margin was 4.30% compared to 4.43% in 2018.
Average interest-earning asset yields decreased ten basis points to 4.69% compared to 4.79% for the preceding quarter and decreased 21 basis points compared to 4.90% in the fourth quarter a year ago.  Average loan yields decreased seven basis points to 5.13% compared to 5.20% in the preceding quarter and decreased 24 basis points compared to 5.37% in the fourth quarter a year ago.  Loan discount accretion added 11 basis points to loan yields in the fourth quarter of 2019, compared to seven basis points in the preceding quarter, and 16 basis points in the fourth quarter a year ago.  Deposit costs were 0.40% in the fourth quarter of 2019, a two basis-point decrease compared to the preceding quarter and an eight basis-point increase compared to the fourth quarter a year ago.  The decrease in deposit costs during the current quarter compared to the preceding quarter are the result of recent decreases in market interest rates; however, changes in the average rate paid on interest-bearing deposits tend to lag changes in market interest rates.  The total cost of funds was 0.52% during the fourth quarter of 2019, a five basis-point decrease compared to the preceding quarter and a six basis-point increase compared to the fourth quarter a year ago.
Banner recorded a $4.0 million provision for loan losses in the current quarter, compared to $2.0 million in the prior quarter and $2.5 million in the same quarter a year ago.  The provision is primarily a result of new loan originations, the increase in non-performing loans, the renewal of acquired loans out of the discounted acquired loan portfolio and net charge-offs.
Total non-interest income was $20.3 million in the fourth quarter of 2019, compared to $20.9 million in the third quarter of 2019 and $21.0 million in the fourth quarter a year ago.  Deposit fees and other service charges were $9.6 million in the fourth quarter of 2019, compared to $10.3 million in the preceding quarter and $12.5 million in the fourth quarter a year ago.  The decrease in deposit fees and other service charges from the fourth quarter a year ago is primarily a result of Banner becoming subject to the Durbin Amendment on July 1, 2019, which reduced interchange fee income by approximately $7 million during the second half of 2019.  Mortgage banking revenues, including gains on one- to four-family and multifamily loan sales and loan

BANR Fourth Quarter 2019 Results
January 23, 2020

servicing fees, were $6.2 million in the fourth quarter, compared to $6.6 million in the preceding quarter and $6.0 million in the fourth quarter of 2018.  The higher mortgage banking revenue year-over-year reflected an increase in residential mortgage held-for-sale loan production.  The increase in residential held-for-sale loan production was primarily due to increased refinance activity.  Home purchase activity accounted for 56% of one- to four-family mortgage loan originations in both the fourth quarter of 2019 and in the prior quarter, compared to 78% in the fourth quarter of 2018.  For the year, total non-interest income was $81.9 million, compared to $84.0 million in 2018.
Banner’s fourth quarter 2019 results included a $36,000 net loss for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, principally comprised of certain investment securities held for trading, and a $62,000 net gain on the sale of securities.  In the preceding quarter, results included a $69,000 net loss for fair value adjustments and a $2,000 net loss on the sale of securities.  In the fourth quarter a year ago, results included a $198,000 net gain for fair value adjustments and a $885,000 net loss on the sale of securities.
Total revenue increased 2% to $139.8 million for the fourth quarter of 2019, compared to $137.5 million in the preceding quarter and increased nominally compared to $138.5 million in the fourth quarter a year ago.  For the year, total revenue increased 7% to $550.9 million compared to $515.0 million in 2018.  Adjusted revenue* (the total of net interest income before provision for loan losses and total non-interest income excluding the net gain and loss on the sale of securities and the net change in valuation of financial instruments) was $139.7 million in the fourth quarter of 2019, compared to $137.6 million in the preceding quarter and $139.2 million in the fourth quarter of 2018.  For the year, adjusted revenue* was $551.0 million, compared to $512.0 million in 2018.
Banner’s total non-interest expense was $93.7 million in the fourth quarter of 2019, compared to $87.3 million in the preceding quarter and $95.4 million in the fourth quarter of 2018.  Acquisition-related expenses were $4.4 million for the fourth quarter of 2019, compared to $676,000 for the preceding quarter, and $4.6 million in the fourth quarter of 2018.  The fourth quarter of 2019 non-interest expenses include two months of expenses associated with the operations acquired in the AltaPacific acquisition.  In addition, the fourth quarter of 2019 miscellaneous non-interest expense included $735,000 of expense related to the prepayment of $150 million of FHLB advances.  For the year, total non-interest expense was $357.7 million, compared to $341.4 million in 2018.  Banner’s efficiency ratio was 67.03% for the current quarter, compared to 63.50% in the preceding quarter and 68.89% in the year ago quarter.  Banner’s adjusted efficiency ratio* was 61.19% for the current quarter, compared to 60.71% in the preceding quarter and 63.06% in the year ago quarter.
For the fourth quarter of 2019, Banner had $8.4 million in state and federal income tax expense for an effective tax rate of 20.0%, reflecting the benefits from tax exempt income.  Banner’s statutory income tax rate is 23.5%, representing a blend of the statutory federal income tax rate of 21.0% and apportioned effects of the state income tax rates.

Balance Sheet Review
Total assets increased 4% to $12.60 billion at December 31, 2019, compared to $12.10 billion at September 30, 2019, and increased 6% when compared to $11.87 billion at December 31, 2018.  The total of securities and interest-bearing deposits held at other banks was $1.89 billion at December 31, 2019, compared to $1.87 billion at September 30, 2019 and $1.94 billion at December 31, 2018.  The average effective duration of Banner's securities portfolio was approximately 3.5 years at both December 31, 2019 and December 31, 2018.
Net loans receivable increased 5% to $9.20 billion at December 31, 2019, compared to $8.74 billion at September 30, 2019, and increased 7% when compared to $8.59 billion at December 31, 2018.  The year-over-year increase in net loans included $332.4 million of portfolio loans acquired in the AltaPacific acquisition during the fourth quarter of 2019.  Commercial real estate and multifamily real estate loans increased 9% to $4.36 billion at December 31, 2019, compared to $4.01 billion at September 30, 2019, and increased 11% compared to $3.93 billion a year ago.  Commercial business loans increased 5% to $1.69 billion at December 31, 2019, compared to $1.62 billion at September 30, 2019, and increased 14% compared to $1.48 billion a year ago.  Agricultural business loans decreased to $370.5 million at December 31, 2019, compared to $390.5 million three months earlier and $404.9 million a year ago.  Total construction, land and land development loans were $1.17 billion at December 31, 2019, an 8% increase from $1.08 billion at September 30, 2019, and a 6% increase compared to $1.11 billion a year earlier.  Consumer loans decreased to $762.8 million at December 31, 2019, compared to $779.6 million at September 30, 2019, and $785.0 million a year ago.  One- to four-family loans decreased modestly to $945.6 million at December 31, 2019, compared to $947.5 million at September 30, 2019, and $973.6 million a year ago.
Loans held for sale were $210.4 million at December 31, 2019, compared to $244.9 million at September 30, 2019, and $171.0 million at December 31, 2018.  The volume of one- to four- family residential mortgage loans sold was $268.1 million in the current quarter, compared to $204.6 million in the preceding quarter and $130.1 million in the fourth quarter a year ago.  During the fourth quarter of 2019, Banner sold $103.4 million in multifamily loans.  Banner sold $79.4 million in multifamily loans in the preceding quarter and sold $26.8 million in the fourth quarter a year ago.

Total deposits increased 3% to $10.05 billion at December 31, 2019, compared to $9.73 billion at September 30, 2019, and increased 6% when compared to $9.48 billion a year ago.  The increase in deposits included $313.4 million in deposits acquired in the AltaPacific acquisition during the fourth quarter of 2019.  Non-interest-bearing account balances increased 2% to $3.95 billion at December 31, 2019, compared to $3.89 billion at September 30, 2019, and increased 8% compared to $3.66 billion a year ago.  Core deposits (non-interest-bearing and interest-bearing transaction and savings accounts) increased 5% from the prior quarter and increased 9% compared to a year ago.  Core deposits represented 89% of total deposits at December 31, 2019, compared to 87% of total deposits at September 30, 2019, and 86% of total deposits a year earlier.  Certificates of deposit decreased 8% to $1.12 billion at December 31, 2019, compared to $1.22 billion at September 30, 2019, and decreased 15% compared to $1.32 billion a year earlier.  The decrease in certificates of deposit primarily reflects the decrease in brokered deposits to $202.9 million at December 31, 2019, compared to $299.5 million at September 30, 2019 and $377.3 million a year ago.  FHLB borrowings totaled $450.0 million at December 31, 2019 compared to $382.0 million at September 30, 2019 and $540.2 million a year earlier.
At December 31, 2019, total common shareholders' equity was $1.59 billion, or 12.65% of assets, compared to $1.53 billion or 12.65% of assets at September 30, 2019, and $1.48 billion or 12.46% of assets a year ago.  At December 31, 2019, tangible common shareholders' equity*, which excludes

BANR Fourth Quarter 2019 Results
January 23, 2020

goodwill and other intangible assets, net, was $1.19 billion, or 9.77% of tangible assets*, compared to $1.17 billion, or 9.93% of tangible assets, at September 30, 2019, and $1.11 billion, or 9.62% of tangible assets, a year ago.  Banner's tangible book value per share* increased to $33.33 at December 31, 2019, compared to $31.45 per share a year ago.
Banner and its subsidiary banks continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized.”   At December 31, 2019, Banner's common equity Tier 1 capital ratio was 10.63%, its Tier 1 leverage capital to average assets ratio was 10.71%, and its total capital to risk-weighted assets ratio was 12.93%.
Credit Quality
The allowance for loan losses was $100.6 million at December 31, 2019, or 1.08% of total loans receivable outstanding and 254% of non-performing loans compared to $97.8 million at September 30, 2019, or 1.11% of total loans receivable outstanding and 536% of non-performing loans, and $96.5 million at December 31, 2018, or 1.11% of total loans receivable outstanding and 616% of non-performing loans.  Net loan charge-offs totaled $1.2 million in the fourth quarter, compared to net loan charge-offs of $2.5 million in the preceding quarter and net loan charge-offs of $1.3 million in the fourth quarter a year ago.  Banner recorded a $4.0 million provision for loan losses in the current quarter primarily as a result of the origination of new loans, the increase in non-performing loans, the renewal of acquired loans out of the discounted acquired loan portfolio and net charge-offs, compared to $2.0 million in the prior quarter and $2.5 million in the year ago quarter.  Non-performing loans were $39.6 million at December 31, 2019, compared to $18.3 million at September 30, 2019, and $15.7 million a year ago.  The increase in non-performing loans during the quarter was largely due to one commercial banking relationship moving to nonaccrual.  Real estate owned and other repossessed assets were $936,000 at December 31, 2019, compared to $343,000 at September 30, 2019, and $3.2 million a year ago.
In accordance with acquisition accounting, loans acquired from acquisitions were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, a portion of which reflects a discount for possible credit losses.  Credit discounts are included in the determination of fair value, and as a result, no allowance for loan losses is recorded for acquired loans at the acquisition date.  At December 31, 2019, the total purchase discount for acquired loans was $25.0 million.
Banner's total non-performing assets were $40.5 million, or 0.32% of total assets, at December 31, 2019, compared to $18.6 million, or 0.15% of total assets, at September 30, 2019, and $18.9 million, or 0.16% of total assets, a year ago.  In addition to non-performing assets, there were $15.9 million of purchased credit-impaired loans at December 31, 2019, compared to $12.6 million at September 30, 2019 and $14.4 million at December 31, 2018.
Conference Call
Banner will host a conference call on Friday, January 24, 2020, at 8:00 a.m. PST, to discuss its fourth quarter results.  To listen to the call on-line, go to www.bannerbank.com.  Investment professionals are invited to dial (866) 235-9915 to participate in the call.  A replay will be available for one week at (877) 344-7529 using access code 10137616, or at www.bannerbank.com.
About the Company
Banner Corporation is a $12.61 billion bank holding company operating two commercial banks in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "may," “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” "potential," or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner's operating and stock price performance.
Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the AltaPacific acquisition might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (3) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets or impose restrictions or penalties with respect to Banner's activities; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (9) the ability to access cost-effective funding; (10) changes in financial markets; (11) changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular; (12) the costs, effects and outcomes of litigation; (13) legislation or regulatory changes, including but not limited to the impact of the Dodd-Frank Act and regulations adopted thereunder, changes in regulatory capital requirements pursuant to the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by

BANR Fourth Quarter 2019 Results
January 23, 2020

taxing authorities; (14) changes in accounting principles, policies or guidelines; (15) future acquisitions by Banner of other depository institutions or lines of business; (16) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors; and (17) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.

BANR Fourth Quarter 2019 Results
January 23, 2020

RESULTS OF OPERATIONS	Quarters Ended			Twelve Months Ended
(in thousands except shares and per share data)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018

INTEREST INCOME:
Loans receivable	$120,915	$118,096	$114,627	$471,473	$413,370
Mortgage-backed securities	8,924	9,415	9,931	38,640	35,076
Securities and cash equivalents	3,570	3,925	4,183	15,566	15,186
	133,409	131,436	128,741	525,679	463,632
INTEREST EXPENSE:
Deposits	9,950	10,014	7,503	37,630	20,642
Federal Home Loan Bank advances	2,281	3,107	2,072	12,234	5,636
Other borrowings	121	82	66	330	245
Junior subordinated debentures	1,566	1,612	1,641	6,574	6,136
	13,918	14,815	11,282	56,768	32,659
Net interest income before provision for loan losses	119,491	116,621	117,459	468,911	430,973
PROVISION FOR LOAN LOSSES	4,000	2,000	2,500	10,000	8,500
Net interest income	115,491	114,621	114,959	458,911	422,473
NON-INTEREST INCOME:
Deposit fees and other service charges	9,637	10,331	12,539	46,632	48,074
Mortgage banking operations	6,248	6,616	6,019	22,215	21,343
Bank-owned life insurance	1,170	1,076	994	4,645	4,505
Miscellaneous	3,201	2,914	2,153	8,632	7,148
	20,256	20,937	21,705	82,124	81,070
Net gain (loss) on sale of securities	62	(2)	(885)	33	(837)
Net change in valuation of financial instruments carried at fair value	(36)	(69)	198	(208)	3,775
Total non-interest income	20,282	20,866	21,018	81,949	84,008
NON-INTEREST EXPENSE:
Salary and employee benefits	57,050	59,090	52,122	226,409	202,613
Less capitalized loan origination costs	(8,797)	(7,889)	(4,863)	(28,934)	(17,925)
Occupancy and equipment	13,377	12,566	13,490	52,390	49,215
Information / computer data services	6,202	5,657	5,112	22,458	18,823
Payment and card processing services	4,638	4,330	4,233	16,993	15,412
Professional and legal expenses	2,262	2,704	6,669	9,736	17,945
Advertising and marketing	2,021	2,221	2,588	7,836	8,346
Deposit insurance expense (benefit)	1,608	(1,604)	1,093	2,840	4,446
State/municipal business and use taxes	917	1,011	854	3,880	3,284
Real estate operations	40	126	251	303	804
Amortization of core deposit intangibles	2,061	1,985	1,935	8,151	6,047
Miscellaneous	7,892	6,435	7,310	28,122	26,754
	89,271	86,632	90,794	350,184	335,764
Acquisition-related expenses	4,419	676	4,602	7,544	5,607
Total non-interest expense	93,690	87,308	95,396	357,728	341,371
Income before provision for income taxes	42,083	48,179	40,581	183,132	165,110
PROVISION FOR INCOME TAXES	8,428	8,602	3,053	36,854	28,595
NET INCOME	$33,655	$39,577	$37,528	$146,278	$136,515
Earnings per share available to common shareholders:
Basic	$0.96	$1.15	$1.10	$4.20	$4.16
Diluted	$0.95	$1.15	$1.09	$4.18	$4.15
Cumulative dividends declared per common share	$1.41	$0.41	$0.38	$2.64	$1.96

Weighted average common shares outstanding:
Basic	35,188,399	34,407,462	34,221,048	34,868,434	32,784,724
Diluted	35,316,736	34,497,994	34,342,641	34,967,684	32,894,425

Increase (decrease) in common shares outstanding	1,578,219	(400,286)	2,780,015	568,804	2,456,287

BANR Fourth Quarter 2019 Results
January 23, 2020

FINANCIAL CONDITION				Percentage Change
(in thousands except shares and per share data)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Prior Qtr	Prior Yr Qtr

ASSETS
Cash and due from banks	$234,359	$250,671	$231,029	(6.5)%	1.4%
Interest-bearing deposits	73,376	73,785	41,167	(0.6)%	78.2%
Total cash and cash equivalents	307,735	324,456	272,196	(5.2)%	13.1%

Securities - trading	25,636	25,672	25,896	(0.1)%	(1.0)%
Securities - available for sale	1,551,557	1,539,908	1,636,223	0.8%	(5.2)%
Securities - held to maturity	236,094	230,056	234,220	2.6%	0.8%
Total securities	1,813,287	1,795,636	1,896,339	1.0%	(4.4)%

Federal Home Loan Bank stock	28,342	25,623	31,955	10.6%	(11.3)%
Loans held for sale	210,447	244,889	171,031	(14.1)%	23.0%
Loans receivable	9,305,357	8,835,368	8,684,595	5.3%	7.1%
Allowance for loan losses	(100,559)	(97,801)	(96,485)	2.8%	4.2%
Net loans receivable	9,204,798	8,737,567	8,588,110	5.3%	7.2%

Accrued interest receivable	37,962	40,033	38,593	(5.2)%	(1.6)%
Real estate owned held for sale, net	814	228	2,611	257.0%	(68.8)%
Property and equipment, net	178,008	171,279	171,809	3.9%	3.6%
Goodwill	373,121	339,154	339,154	10.0%	10.0%
Other intangibles, net	29,158	26,610	32,924	9.6%	(11.4)%
Bank-owned life insurance	192,088	179,076	177,467	7.3%	8.2%
Other assets	228,271	213,291	149,128	7.0%	53.1%
Total assets	$12,604,031	$12,097,842	$11,871,317	4.2%	6.2%
LIABILITIES
Deposits:
Non-interest-bearing	$3,945,000	$3,885,210	$3,657,817	1.5%	7.9%
Interest-bearing transaction and savings accounts	4,983,238	4,624,970	4,498,966	7.7%	10.8%
Interest-bearing certificates	1,120,403	1,218,591	1,320,265	(8.1)%	(15.1)%
Total deposits	10,048,641	9,728,771	9,477,048	3.3%	6.0%

Advances from Federal Home Loan Bank	450,000	382,000	540,189	17.8%	(16.7)%
Customer repurchase agreements and other borrowings	118,474	120,014	118,995	(1.3)%	(0.4)%
Junior subordinated debentures at fair value	119,304	113,417	114,091	5.2%	4.6%
Accrued expenses and other liabilities	227,889	181,351	102,061	25.7%	123.3%
Deferred compensation	45,689	41,354	40,338	10.5%	13.3%
Total liabilities	11,009,997	10,566,907	10,392,722	4.2%	5.9%

SHAREHOLDERS' EQUITY
Common stock	1,373,940	1,286,711	1,337,436	6.8%	2.7%
Retained earnings	186,838	203,704	134,055	(8.3)%	39.4%
Other components of shareholders' equity	33,256	40,520	7,104	(17.9)%	nm
Total shareholders' equity	1,594,034	1,530,935	1,478,595	4.1%	7.8%
Total liabilities and shareholders' equity	$12,604,031	$12,097,842	$11,871,317	4.2%	6.2%
Common Shares Issued:
Shares outstanding at end of period	35,751,576	34,173,357	35,182,772
Common shareholders' equity per share (1)	$44.59	$44.80	$42.03
Common shareholders' tangible equity per share (1) (2)	$33.33	$34.10	$31.45
Common shareholders' tangible equity to tangible assets (2)	9.77%	9.93%	9.62%
Consolidated Tier 1 leverage capital ratio	10.71%	10.70%	10.98%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders' tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the final two pages of the press release tables.

BANR Fourth Quarter 2019 Results
January 23, 2020

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
				Percentage Change
LOANS	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Prior Qtr	Prior Yr Qtr

Commercial real estate:
Owner occupied	$1,580,650	$1,463,303	$1,430,097	8.0%	10.5%
Investment properties	2,309,221	2,150,938	2,131,059	7.4%	8.4%
Multifamily real estate	473,152	399,814	368,836	18.3%	28.3%
Commercial construction	210,668	190,532	172,410	10.6%	22.2%
Multifamily construction	233,610	214,878	184,630	8.7%	26.5%
One- to four-family construction	544,308	488,945	534,678	11.3%	1.8%
Land and land development:
Residential	154,688	163,829	188,508	(5.6)%	(17.9)%
Commercial	26,290	26,119	27,278	0.7%	(3.6)%
Commercial business	1,693,824	1,619,391	1,483,614	4.6%	14.2%
Agricultural business including secured by farmland	370,549	390,505	404,873	(5.1)%	(8.5)%
One- to four-family real estate	945,622	947,475	973,616	(0.2)%	(2.9)%
Consumer:
Consumer secured by one- to four-family real estate	550,960	566,792	568,979	(2.8)%	(3.2)%
Consumer-other	211,815	212,847	216,017	(0.5)%	(1.9)%
Total loans receivable	$9,305,357	$8,835,368	$8,684,595	5.3%	7.1%
Restructured loans performing under their restructured terms	$6,466	$6,721	$13,422
Loans 30 - 89 days past due and on accrual (1)	$20,178	$11,496	$25,108
Total delinquent loans (including loans on non-accrual), net (2)	$38,322	$26,830	$38,721
Total delinquent loans / Total loans receivable	0.41%	0.30%	0.45%

 (1) Includes $2.5 million of purchased credit-impaired loans at December 31, 2019 compared to $112,000 at September 30, 2019 and $3,000 at December 31, 2018.
      (2) Delinquent loans include $2.8 million of delinquent purchased credit-impaired loans at December 31, 2019 compared to $412,000 at September 30, 2019 and $519,000 at December 31, 2018.

LOANS BY GEOGRAPHIC LOCATION					Percentage Change
	Dec 31, 2019		Sep 30, 2019	Dec 31, 2018	Prior Qtr	Prior Yr Qtr
	Amount	Percentage	Amount	Amount

Washington	$4,364,764	46.9%	$4,313,972	$4,324,588	1.2%	0.9%
Oregon	1,650,704	17.7%	1,615,192	1,636,152	2.2%	0.9%
California	2,129,789	22.9%	1,729,208	1,596,604	23.2%	33.4%
Idaho	530,016	5.7%	552,523	521,026	(4.1)%	1.7%
Utah	60,958	0.7%	62,197	57,318	(2.0)%	6.4%
Other	569,126	6.1%	562,276	548,907	1.2%	3.7%
Total loans receivable	$9,305,357	100.0%	$8,835,368	$8,684,595	5.3%	7.1%

BANR Fourth Quarter 2019 Results
January 23, 2020

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

The following table shows loan originations (excluding loans held for sale) activity for the quarters ending December 31, 2019, September 30, 2019, and December 31, 2018 and the twelve months ending December 31, 2019 and December 31, 2018 (in thousands):
LOAN ORIGINATIONS	Quarters Ended			Twelve Months Ended
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Commercial real estate	$190,584	$114,528	$172,885	$480,669	$536,784
Multifamily real estate	21,848	29,645	16,731	80,761	25,771
Construction and land	530,632	303,151	397,702	1,435,501	1,460,536
Commercial business	196,069	194,606	206,922	757,721	839,290
Agricultural business	27,926	12,363	18,901	93,050	123,702
One-to four-family residential	31,564	27,734	81,522	117,297	177,332
Consumer	71,683	101,613	72,500	357,040	331,661
Total loan originations (excluding loans held for sale)	$1,070,306	$783,640	$967,163	$3,322,039	$3,495,076

BANR Fourth Quarter 2019 Results
January 23, 2020

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Twelve Months Ended
CHANGE IN THE	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$97,801	$98,254	$95,263	$96,485	$89,028

Provision for loan losses	4,000	2,000	2,500	10,000	8,500

Recoveries of loans previously charged off:
Commercial real estate	199	107	66	476	1,646
Construction and land	—	156	23	208	213
One- to four-family real estate	159	129	18	561	750
Commercial business	225	162	193	625	1,049
Agricultural business, including secured by farmland	10	2	23	47	64
Consumer	61	154	102	548	366
	654	710	425	2,465	4,088
Loans charged off:
Commercial real estate	—	(314)	—	(1,138)	(401)
Construction and land	(45)	—	—	(45)	(479)
One- to four-family real estate	—	(86)	—	(86)	(43)
Commercial business	(1,180)	(1,599)	(684)	(4,171)	(2,051)
Agricultural business, including secured by farmland	(4)	(741)	(415)	(911)	(756)
Consumer	(667)	(423)	(604)	(2,040)	(1,401)
	(1,896)	(3,163)	(1,703)	(8,391)	(5,131)
Net charge-offs	(1,242)	(2,453)	(1,278)	(5,926)	(1,043)
Balance, end of period	$100,559	$97,801	$96,485	$100,559	$96,485

Net charge-offs / Average loans receivable	(0.013)%	(0.027)%	(0.015)%	(0.066)%	(0.013)%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018
Specific or allocated loss allowance:
Commercial real estate	$30,591	$28,515	$27,132
Multifamily real estate	4,754	4,283	3,818
Construction and land	22,994	22,569	24,442
One- to four-family real estate	4,136	4,569	4,714
Commercial business	23,370	21,147	19,438
Agricultural business, including secured by farmland	4,120	3,895	3,778
Consumer	8,202	8,441	7,972
Total allocated	98,167	93,419	91,294
Unallocated	2,392	4,382	5,191
Total allowance for loan losses	$100,559	$97,801	$96,485

Allowance for loan losses / Total loans receivable	1.08%	1.11%	1.11%

Allowance for loan losses / Non-performing loans	254%	536%	616%

BANR Fourth Quarter 2019 Results
January 23, 2020

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$5,952	$5,092	$4,088
Multifamily	85	87	—
Construction and land	1,905	1,318	3,188
One- to four-family	3,410	3,007	1,544
Commercial business	23,015	3,035	2,936
Agricultural business, including secured by farmland	661	757	1,751
Consumer	2,473	2,473	1,241
	37,501	15,769	14,748
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	89	89	—
Construction and land	332	1,141	—
One- to four-family	877	652	658
Commercial business	401	358	1
Consumer	398	247	247
	2,097	2,487	906
Total non-performing loans	39,598	18,256	15,654
Real estate owned (REO)	814	228	2,611
Other repossessed assets	122	115	592

Total non-performing assets	$40,534	$18,599	$18,857

Total non-performing assets to total assets	0.32%	0.15%	0.16%

Purchased credit-impaired loans, net	$15,938	$12,575	$14,413

	Quarters Ended			Twelve Months Ended
REAL ESTATE OWNED	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Balance, beginning of period	$228	$2,513	$364	$2,611	$360
Additions from loan foreclosures	—	48	139	109	641
Additions from acquisitions	650	—	2,593	650	2,593
Proceeds from dispositions of REO	(105)	(2,333)	(453)	(2,588)	(838)
Gain on sale of REO	41	—	168	32	242
Valuation adjustments in the period	—	—	(200)	—	(387)
Balance, end of period	$814	$228	$2,611	$814	$2,611

BANR Fourth Quarter 2019 Results
January 23, 2020

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION				Percentage Change
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Prior Qtr	Prior Yr Qtr

Non-interest-bearing	$3,945,000	$3,885,210	$3,657,817	1.5%	7.9%
Interest-bearing checking	1,280,003	1,209,826	1,191,016	5.8%	7.5%
Regular savings accounts	1,934,041	1,863,839	1,842,581	3.8%	5.0%
Money market accounts	1,769,194	1,551,305	1,465,369	14.0%	20.7%
Total interest-bearing transaction and savings accounts	4,983,238	4,624,970	4,498,966	7.7%	10.8%
Total core deposits	8,928,238	8,510,180	8,156,783	4.9%	9.5%
Interest-bearing certificates	1,120,403	1,218,591	1,320,265	(8.1)%	(15.1)%
Total deposits	$10,048,641	$9,728,771	$9,477,048	3.3%	6.0%

GEOGRAPHIC CONCENTRATION OF DEPOSITS					Percentage	Change
	Dec 31, 2019		Sep 30, 2019	Dec 31, 2018	Prior Qtr	Prior Yr Qtr
	Amount	Percentage	Amount	Amount
Washington	$5,861,809	58.3%	$5,833,547	$5,674,328	0.5%	3.3%
Oregon	2,006,163	20.0%	1,990,155	1,891,145	0.8%	6.1%
California	1,698,289	16.9%	1,429,939	1,434,033	18.8%	18.4%
Idaho	482,380	4.8%	475,130	477,542	1.5%	1.0%
Total deposits	$10,048,641	100.0%	$9,728,771	$9,477,048	3.3%	6.0%

INCLUDED IN TOTAL DEPOSITS	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018
Public non-interest-bearing accounts	$111,015	$114,879	$96,009
Public interest-bearing transaction & savings accounts	133,403	119,729	121,392
Public interest-bearing certificates	35,184	26,609	30,089

Total public deposits	$279,602	$261,217	$247,490

Total brokered deposits	$202,884	$299,496	$377,347

BANR Fourth Quarter 2019 Results
January 23, 2020

ADDITIONAL FINANCIAL INFORMATION
(in thousands)

ACQUISITION OF ALTAPACIFIC BANCORP
The following table* provides the estimated fair value of the assets acquired and liabilities assumed in the AltaPacific acquisition at November 1, 2019 (in thousands):
	November 1, 2019

Cash paid		$2,360
Fair value of common shares issued		85,200
Total consideration		87,560

Fair value of assets acquired:
Cash and cash equivalents	39,686
Securities	20,348
Federal Home Loan Bank stock	2,005
Loans receivable	332,355
Real estate owned held for sale	650
Property and equipment	3,809
Core deposit intangible	4,610
Bank-owned life insurance	11,890
Deferred tax asset	166
Other assets	11,090
Total assets acquired	426,609

Fair value of liabilities assumed:
Deposits	313,374
Advances from FHLB	40,226
Junior subordinated debentures	5,814
Deferred compensation	4,508
Other liabilities	9,094
Total liabilities assumed	373,016

Net assets acquired		53,593

Goodwill		$33,967

* Amounts recorded in this table are preliminary estimates of fair value. Additional adjustments to the acquisition accounting may be required with a measurement period of one-year from the acquisition date.

BANR Fourth Quarter 2019 Results
January 23, 2020

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF DECEMBER 31, 2019	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,386,483	12.93%	$857,555	8.00%	$1,071,943	10.00%
Tier 1 capital to risk-weighted assets	1,283,208	11.97%	643,166	6.00%	643,166	6.00%
Tier 1 leverage capital to average assets	1,283,208	10.71%	479,458	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	1,139,708	10.63%	482,375	4.50%	n/a	n/a

Banner Bank:
Total capital to risk-weighted assets	1,321,580	12.55%	842,227	8.00%	1,052,784	10.00%
Tier 1 capital to risk-weighted assets	1,220,811	11.60%	631,670	6.00%	842,227	8.00%
Tier 1 leverage capital to average assets	1,220,811	10.45%	467,330	4.00%	584,163	5.00%
Common equity tier 1 capital to risk-weighted assets	1,220,811	11.60%	473,753	4.50%	684,310	6.50%

Islanders Bank:
Total capital to risk-weighted assets	37,044	19.42%	15,258	8.00%	19,073	10.00%
Tier 1 capital to risk-weighted assets	34,658	18.17%	11,444	6.00%	15,258	8.00%
Tier 1 leverage capital to average assets	34,658	11.66%	11,887	4.00%	14,859	5.00%
Common equity tier 1 capital to risk-weighted assets	34,658	18.17%	8,583	4.50%	12,397	6.50%

BANR Fourth Quarter 2019 Results
January 23, 2020

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Quarters Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)
Interest-earning assets:
Held for sale loans	$202,686	$2,048	4.01%	$154,529	$1,607	4.13%	$83,741	$1,055	5.00%
Mortgage loans	7,134,231	92,926	5.17%	6,872,426	89,948	5.19%	6,573,278	88,561	5.35%
Commercial/agricultural loans	1,853,447	23,256	4.98%	1,809,397	23,750	5.21%	1,631,133	22,257	5.41%
Consumer and other loans	169,197	2,685	6.30%	173,342	2,791	6.39%	172,934	2,754	6.32%
Total loans(1)	9,359,561	120,915	5.13%	9,009,694	118,096	5.20%	8,461,086	114,627	5.37%
Mortgage-backed securities	1,371,438	8,924	2.58%	1,358,448	9,415	2.75%	1,400,508	9,931	2.81%
Other securities	418,767	2,663	2.52%	414,994	3,058	2.92%	474,659	3,633	3.04%
Interest-bearing deposits with banks	107,959	531	1.95%	82,836	489	2.34%	54,577	305	2.22%
FHLB stock	26,036	376	5.73%	29,400	378	5.10%	22,791	245	4.26%
Total investment securities	1,924,200	12,494	2.58%	1,885,678	13,340	2.81%	1,952,535	14,114	2.87%
Total interest-earning assets	11,283,761	133,409	4.69%	10,895,372	131,436	4.79%	10,413,621	128,741	4.90%
Non-interest-earning assets	1,152,751			1,078,277			903,165
Total assets	$12,436,512			$11,973,649			$11,316,786
Deposits:
Interest-bearing checking accounts	$1,228,936	564	0.18%	$1,194,633	621	0.21%	$1,131,030	403	0.14%
Savings accounts	1,999,656	2,027	0.40%	1,854,967	2,244	0.48%	1,779,288	1,505	0.34%
Money market accounts	1,607,954	2,842	0.70%	1,542,264	2,944	0.76%	1,440,889	1,638	0.45%
Certificates of deposit	1,189,530	4,517	1.51%	1,155,710	4,205	1.44%	1,287,114	3,957	1.22%
Total interest-bearing deposits	6,026,076	9,950	0.66%	5,747,574	10,014	0.69%	5,638,321	7,503	0.53%
Non-interest-bearing deposits	3,959,097	—	—%	3,786,143	—	—%	3,608,930	—	—%
Total deposits	9,985,173	9,950	0.40%	9,533,717	10,014	0.42%	9,247,251	7,503	0.32%
Other interest-bearing liabilities:
FHLB advances	387,435	2,281	2.34%	476,435	3,107	2.59%	311,046	2,072	2.64%
Other borrowings	126,782	121	0.38%	122,035	82	0.27%	117,724	66	0.22%
Junior subordinated debentures	145,339	1,566	4.27%	140,212	1,612	4.56%	140,212	1,641	4.64%
Total borrowings	659,556	3,968	2.39%	738,682	4,801	2.58%	568,982	3,779	2.64%
Total funding liabilities	10,644,729	13,918	0.52%	10,272,399	14,815	0.57%	9,816,233	11,282	0.46%
Other non-interest-bearing liabilities(2)	189,682			163,809			92,003
Total liabilities	10,834,411			10,436,208			9,908,236
Shareholders' equity	1,602,101			1,537,785			1,408,550
Total liabilities and shareholders' equity	$12,436,512			$11,973,993			$11,316,786
Net interest income/rate spread		$119,491	4.17%		$116,621	4.22%		$117,459	4.44%
Net interest margin			4.20%			4.25%			4.47%
Additional Key Financial Ratios:
Return on average assets			1.07%			1.31%			1.32%
Return on average equity			8.33%			10.21%			10.57%
Average equity/average assets			12.88%			12.84%			12.45%
Average interest-earning assets/average interest-bearing liabilities			168.78%			167.98%			167.76%
Average interest-earning assets/average funding liabilities			106.00%			106.06%			106.09%
Non-interest income/average assets			0.65%			0.69%			0.74%
Non-interest expense/average assets			2.99%			2.89%			3.34%
Efficiency ratio(4)			67.03%			63.50%			68.89%
Adjusted efficiency ratio(5)			61.19%			60.71%			63.06%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue.  Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments.  Adjusted non-interest expense excludes acquisition-related expenses, amortization of core deposit intangibles (CDI), REO gain (loss), FHLB prepayment penalties and state/municipal business and use taxes.  These represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.

BANR Fourth Quarter 2019 Results
January 23, 2020

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Twelve Months Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest and Dividends	Yield/Cost(3)	Average Balance	Interest and Dividends	Yield/Cost(3)
Interest-earning assets:
Held for sale loans	$126,086	$5,343	4.24%	$81,873	$3,926	4.80%
Mortgage loans	6,911,067	361,158	5.23%	6,188,279	320,264	5.18%
Commercial/agricultural loans	1,784,468	93,742	5.25%	1,519,871	79,605	5.24%
Consumer and other loans	176,373	11,230	6.37%	149,184	9,575	6.42%
Total loans(1)	8,997,994	471,473	5.24%	7,939,207	413,370	5.21%
Mortgage-backed securities	1,368,927	38,640	2.82%	1,247,758	35,076	2.81%
Other securities	441,402	12,510	2.83%	468,416	13,332	2.85%
Interest-bearing deposits with banks	72,579	1,649	2.27%	59,031	1,080	1.83%
FHLB stock	29,509	1,407	4.77%	20,496	774	3.78%
Total investment securities	1,912,417	54,206	2.83%	1,795,701	50,262	2.80%
Total interest-earning assets	10,910,411	525,679	4.82%	9,734,908	463,632	4.76%
Non-interest-earning assets	1,078,277			828,184
Total assets	$11,988,688			$10,563,092
Deposits:
Interest-bearing checking accounts	$1,188,985	2,224	0.19%	$1,048,327	1,200	0.11%
Savings accounts	1,890,467	8,310	0.44%	1,665,608	3,944	0.24%
Money market accounts	1,534,909	10,693	0.70%	1,421,161	4,107	0.29%
Certificates of deposit	1,175,942	16,403	1.39%	1,127,612	11,391	1.01%
Total interest-bearing deposits	5,790,303	37,630	0.65%	5,262,708	20,642	0.39%
Non-interest-bearing deposits	3,751,878	—	—%	3,411,010	—	—%
Total deposits	9,542,181	37,630	0.39%	8,673,718	20,642	0.24%
Other interest-bearing liabilities:
FHLB advances	477,796	12,234	2.56%	253,661	5,636	2.22%
Other borrowings	122,343	330	0.27%	108,730	245	0.23%
Junior subordinated debentures	141,504	6,574	4.65%	140,212	6,136	4.38%
Total borrowings	741,643	19,138	2.58%	502,603	12,017	2.39%
Total funding liabilities	10,283,824	56,768	0.55%	9,176,321	32,659	0.36%
Other non-interest-bearing liabilities(2)	164,318			79,901
Total liabilities	10,448,142			9,256,222
Shareholders' equity	1,540,546			1,306,870
Total liabilities and shareholders' equity	$11,988,688			$10,563,092
Net interest income/rate spread		$468,911	4.27%		$430,973	4.40%
Net interest margin			4.30%			4.43%
Additional Key Financial Ratios:
Return on average assets			1.22%			1.29%
Return on average equity			9.50%			10.45%
Average equity/average assets			12.85%			12.37%
Average interest-earning assets/average interest-bearing liabilities			167.03%			168.85%
Average interest-earning assets/average funding liabilities			106.09%			106.09%
Non-interest income/average assets			0.68%			0.80%
Non-interest expense/average assets			2.98%			3.23%
Efficiency ratio(4)			64.94%			66.29%
Adjusted efficiency ratio(5)			61.18%			63.59%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue.  Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments.  Adjusted non-interest expense excludes acquisition-related expenses, amortization of CDI, REO gain (loss), FHLB prepayment penalties and state/municipal business and use taxes.  These represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.

BANR Fourth Quarter 2019 Results
January 23, 2020

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  However, these non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies. For a reconciliation of these non-GAAP financial measures, see the tables below:

ADJUSTED REVENUE	Quarters Ended			Twelve Months Ended
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Net interest income before provision for loan losses	$119,491	$116,621	$117,459	$468,911	$430,973
Total non-interest income	20,282	20,866	21,018	81,949	84,008
Total GAAP revenue	139,773	137,487	138,477	550,860	514,981
Exclude net (gain) loss on sale of securities	(62)	2	885	(33)	837
Exclude net change in valuation of financial instruments carried at fair value	36	69	(198)	208	(3,775)
Adjusted revenue (non-GAAP)	$139,747	$137,558	$139,164	$551,035	$512,043

ADJUSTED EARNINGS	Quarters Ended			Twelve Months Ended
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Net income (GAAP)	$33,655	$39,577	$37,528	$146,278	$136,515
Exclude net (gain) loss on sale of securities	(62)	2	885	(33)	837
Exclude net change in valuation of financial instruments carried at fair value	36	69	(198)	208	(3,775)
Exclude acquisition-related expenses	4,419	676	4,602	7,544	5,607
Exclude related tax (benefit) expense	(1,074)	(49)	(1,159)	(1,741)	(426)
Exclude FHLB prepayment penalties	735	—	—	735	—
Exclude tax adjustments related to tax reform and valuation reserves	—	—	(4,207)	—	(4,207)
Total adjusted earnings (non-GAAP)	$37,709	$40,275	$37,451	$152,991	$134,551

Diluted earnings per share (GAAP)	$0.95	$1.15	$1.09	$4.18	$4.15
Diluted adjusted earnings per share (non-GAAP)	$1.07	$1.17	$1.09	$4.38	$4.09

BANR Fourth Quarter 2019 Results
January 23, 2020

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
ADJUSTED EFFICIENCY RATIO	Quarters Ended			Twelve Months Ended
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Non-interest expense (GAAP)	$93,690	$87,308	$95,396	$357,728	$341,371
Exclude acquisition-related expenses	(4,419)	(676)	(4,602)	(7,544)	(5,607)
Exclude CDI amortization	(2,061)	(1,985)	(1,935)	(8,151)	(6,047)
Exclude state/municipal tax expense	(917)	(1,011)	(854)	(3,880)	(3,284)
Exclude REO loss	(40)	(126)	(251)	(303)	(804)
Exclude FHLB prepayment penalties	(735)	—	—	(735)	$—
Adjusted non-interest expense (non-GAAP)	$85,518	$83,510	$87,754	$337,115	$325,629

Net interest income before provision for loan losses (GAAP)	$119,491	$116,621	$117,459	$468,911	$430,973
Non-interest income (GAAP)	20,282	20,866	21,018	81,949	84,008
Total revenue	139,773	137,487	138,477	550,860	514,981
Exclude net (gain) loss on sale of securities	(62)	2	885	(33)	837
Exclude net change in valuation of financial instruments carried at fair value	36	69	(198)	208	(3,775)
Adjusted revenue (non-GAAP)	$139,747	$137,558	$139,164	$551,035	$512,043

Efficiency ratio (GAAP)	67.03%	63.50%	68.89%	64.94%	66.29%
Adjusted efficiency ratio (non-GAAP)	61.19%	60.71%	63.06%	61.18%	63.59%

TANGIBLE COMMON SHAREHOLDERS' EQUITY TO TANGIBLE ASSETS	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018
Shareholders' equity (GAAP)	$1,594,034	$1,530,935	$1,478,595
Exclude goodwill and other intangible assets, net	402,279	365,764	372,078
Tangible common shareholders' equity (non-GAAP)	$1,191,755	$1,165,171	$1,106,517

Total assets (GAAP)	$12,604,031	$12,097,842	$11,871,317
Exclude goodwill and other intangible assets, net	402,279	365,764	372,078
Total tangible assets (non-GAAP)	$12,201,752	$11,732,078	$11,499,239
Common shareholders' equity to total assets (GAAP)	12.65%	12.65%	12.46%
Tangible common shareholders' equity to tangible assets (non-GAAP)	9.77%	9.93%	9.62%

TANGIBLE COMMON SHAREHOLDERS' EQUITY PER SHARE
Tangible common shareholders' equity (non-GAAP)	$1,191,755	$1,165,171	$1,106,517
Common shares outstanding at end of period	35,751,576	34,173,357	35,182,772
Common shareholders' equity (book value) per share (GAAP)	$44.59	$44.80	$42.03
Tangible common shareholders' equity (tangible book value) per share (non-GAAP)	$33.33	$34.10	$31.45